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                   BARTLIT BECK HERMAN PALENCHAR & SCOTT LLP
             A Law Partnership Including Professional Corporations

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                      Telephone: (312) 494-4400
                      Facsimile: (312) 494-4440

                                February 1, 2005

Alpha Natural Resources, Inc.
406 West Main Street
Abingdon, Virginia 24210

      Re:   Alpha Natural Resources, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

      We have acted as special counsel to Alpha Natural Resources, Inc., a Delaware corporation (the "Company"), in connection with the initial public offering by the Company of up to 33,925,000 shares (including 4,425,000 shares subject to the underwriters' over-allotment option) of the Company's common stock, par value $0.01 per share (the "Common Stock"). Such shares of Common Stock, together with any additional shares of Common Stock which are registered in a registration statement (a "Rule 462(b) Registration Statement") filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), are collectively referred to herein as the "Shares."

      This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

      - the Registration Statement on Form S-1 (File No. 333-121002) as filed by the Company with the Securities and Exchange Commission (the "Commission") on December 6, 2004 under the Securities Act, Amendment No. 1 thereto filed with the Commission on January 12, 2005 and Amendment No. 2 thereto filed with the Commission (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement");

      - the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Company, as issuer, and Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and UBS Securities LLC, as underwriters (the "Underwriters");

      - a specimen certificate representing the Common Stock, filed as an exhibit to the Registration Statement;

      - the Certificate of Incorporation of the Company as presently in effect and the form of Restated Certificate of Incorporation of the Company to become effective prior to the consummation of the offering contemplated by the Registration Statement, filed as an exhibit to the Registration Statement;

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      - the Bylaws of the Company as presently in effect and the form of Amended and Restated Bylaws to become effective prior to the consummation of the offering contemplated by the Registration Statement, filed as an exhibit to the Registration Statement;

      - the form of Internal Restructuring Agreement to become effective prior to the consummation of the offering contemplated by the Registration Statement, filed as an exhibit to the Registration Statement; and

      - certain resolutions of the Board of Directors of the Company and drafts of certain resolutions (the "Draft Resolutions") of the Pricing Committee of the Board of Directors of the Company (the "Pricing Committee") relating to the issuance and sale of the Shares and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents and instruments in connection with which this opinion is rendered, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power (corporate or other) to enter into and perform all obligations thereunder and have duly authorized by all requisite action (corporate or other) and executed and delivered such documents. In addition, we have assumed the validity and binding effect of such documents on such parties. As to any facts material to the opinions expressed herein which we have independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others, and we have assumed the truth, accuracy and completeness of such statements and representations.

      Based upon and subject to the foregoing, we are of the opinion that when
(i) the Internal Restructuring Agreement in the form examined by us has been executed and delivered, (ii) the Restated Certificate of Incorporation of the Company in the form examined by us has been filed with the Secretary of State of the State of Delaware and has become effective, (iii) the Registration Statement, as finally amended (including all necessary post-effective amendments and any Rule 462(b) Registration Statement) becomes effective; (iv) the Draft Resolutions examined by us have been adopted by the Pricing Committee, (v) the price at which the Shares are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Shares have been approved by the Pricing Committee in accordance with the Draft Resolutions; (vi) the Underwriting Agreement in the form examined by us has been duly executed and delivered and (vii) certificates representing the Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

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      We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Validity of the Shares" in the Registration Statement. We further consent to the incorporation of this opinion by reference as an exhibit to any Rule 462(b) Registration Statement and to the reference to our firm under the caption "Validity of the Shares" in the prospectus included or incorporated by reference in any such Rule 462(b) Registration Statement. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                   Very truly yours,

                                   /S/ BARLIT BECK HERMAN PALENCHAR & SCOTT LLP